Contact:	Mark Thomson, CFO
(757) 766-4224

FOR IMMEDIATE RELEASE

Measurement Specialties Announces Strong Results
for Quarter and Nine Months Ended December 31, 2010
Third Quarter fiscal 2011 - Net Income of $7.5 million on Net Sales of $71.7 million

Hampton, VA, February 2, 2011 – Measurement Specialties, Inc. (NASDAQ: MEAS) (the “Company”), a global designer and manufacturer of sensors and sensor-based systems, announces results for the three and nine months ended December 31, 2010.

The Company reported an increase in consolidated net sales of $18.1 million or 34% to $71.7 million for the three months ended December 31, 2010, as compared to the corresponding period last year.  Organic sales, defined as net sales excluding sales attributed to the Pressure Systems Inc. (“PSI”) acquisition of $5.3 million, increased $12.8 million or 24%.  For the three months ended December 31, 2010, the Company reported income from continuing operations, net of income taxes, of $7.5 million, or $0.49 per diluted share, as compared to income from continuing operations, net of income taxes, of $3.3 million or $0.22 per diluted share, for the same period last year.

The Company reported an increase in consolidated net sales of $52.8 million or 36% to $198.0 million for the nine months ended December 31, 2010, as compared to the corresponding period last year.  Excluding sales attributed to the PSI acquisition of $7.2 million, organic sales increased $45.6 million or 31.4%. For the nine months ended December 31, 2010, the Company reported income from continuing operations, net of income taxes, of $19.8 million, or $1.30 per diluted share, as compared to income from continuing operations, net of income taxes, of $1.9 million, or $0.13 per diluted share, for the same period last year.

The Company recorded higher amortization expense during the third quarter of fiscal 2011 related largely to the short amortization period of PSI’s acquired backlog, which was fully amortized as of December 31, 2010.  The Company expects quarterly amortization expense to decline during its fourth quarter by approximately $0.4 million.

The Company recorded an income tax provision of $0.9 million for the third quarter of fiscal 2011.  During the third quarter, the Company recognized a deferred tax benefit of $3.2 million related to the release of a valuation allowance associated with a deferred tax asset in its German subsidiary, which was in part offset by a U.S. deferred tax expense of $2.8 million relating to distributable foreign earnings.  The Company estimates its Effective Tax Rate, excluding discrete tax adjustments, to be 17% for fiscal 2011.

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA  23666     •     www.meas-spec.com

Frank Guidone, Company CEO commented, “Our results for the quarter remained consistent and demonstrate we now have the scale and diversity to deliver stable, predicable results.  Slightly unfavorable mix at the gross margin level was offset by improved SG&A leverage, resulting in Adjusted EBITDA margins in-line with our target rate of 20%.  As previously disclosed, as a result of strong organic growth coupled with the full year impact of the PSI acquisition, we expect to achieve our goal of $300 million in sales and $60 million in Adjusted EBITDA in Fiscal Year 2012 (rather than Fiscal 2013, as originally outlined).  We remain confident the organic growth of our served markets – which are benefiting from the general increase in sensor content on products – accelerated by our new pipeline wins will support double digit top-line growth for the foreseeable future.”

On February 2, 2011, the Company filed its Form 10-Q for the three and nine months ended December 31, 2010.  Please refer to the Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Form 10-Q filed for a more complete discussion of sales, margin and expenses.

The Company will host an investor conference call on Thursday, February 3, 2011 at 11:00 AM Eastern to answer questions regarding the results reported in our Form 10-Q for three and nine months ended December 31, 2010.  US dialers: (877) 407-8035; International dialers (201) 689-8035.  Interested parties may also listen via the Internet at: www.investorcalendar.com.  The call will be available for replay for 30 days by dialing (877) 660-6853 (US dialers); (201) 612-7415 (International dialers), and entering the replay pass code #286 and conference ID# 366199, and on Investorcalendar.com.

About Measurement Specialties:  Measurement Specialties, Inc. (MEAS) designs and manufactures sensors and sensor-based systems to measure precise ranges of physical characteristics such as pressure, temperature, position, force, vibration, humidity and photo optics.  MEAS uses multiple advanced technologies – piezo-resistive silicon sensors, application-specific integrated circuits, micro-electromechanical systems (“MEMS”), piezoelectric polymers, foil strain gauges, force balance systems, fluid capacitive devices, linear and rotational variable differential transformers, electromagnetic displacement sensors, hygroscopic capacitive sensors, ultrasonic sensors, optical sensors, negative thermal coefficient (“NTC”) ceramic sensors, mechanical resonators and submersible hydrostatic level sensors – to engineer sensors that operate precisely and cost effectively.

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA  23666     •     www.meas-spec.com

This release includes forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended.  Forward looking statements may be identified by such words or phrases  as “should”, "intends", “ is subject to”, "expects", "will", "continue", "anticipate", "estimated", "projected", "may", " believe", "future prospects", or similar expressions.  Factors that might cause actual results to differ materially from the expected results described in or underlying our forward-looking statements include: Conditions in the general economy, including risks associated with the current financial crisis and worldwide economic conditions and reduced demand for products that incorporate our products; Competitive factors, such as price pressures and the potential emergence of rival technologies; Compliance with export control laws and regulations; Fluctuations in foreign currency exchange and interest rates; Interruptions of suppliers’ operations or the refusal of our suppliers to provide us with component materials, particularly in light of the current economic conditions and potential for suppliers to fail; Timely development, market acceptance and warranty performance of new products; Changes in product mix, costs and yields; Uncertainties related to doing business in Europe and China; Legislative initiatives, including tax legislation and other changes in the Company’s tax position; Legal proceedings; Compliance with debt covenants, including events beyond our control; Conditions in the credit markets, including our ability to raise additional funds or refinance our existing credit facility; Adverse developments in the automotive industry and other markets served by us; and risk factors listed from time to time in the reports we file with the SEC.   The Company from time-to-time considers acquiring or disposing of business or product lines. Forward-looking statements do not include the impact of acquisitions or dispositions of assets, which could affect results in the near term.  Actual results may differ materially.  The Company assumes no obligation to update the information in this release.

Company Contact:  Mark Thomson, CFO, (757) 766-4224

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA  23666     •     www.meas-spec.com

MEASUREMENT SPECIALTIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
(Amounts in thousands, except per share amounts)	2010	(As Adjusted) 2009	2010	(As Adjusted) 2009
Net sales	$71,687	$53,595	$198,022	$145,256
Cost of goods sold	42,030	32,327	114,424	91,065
Gross profit	29,657	21,268	83,598	54,191
Selling, general, and administrative expenses	20,752	17,425	58,065	50,800
Operating income	8,905	3,843	25,533	3,391
Interest expense, net	753	905	2,395	3,092
Foreign currency exchange loss (gain)	(63)	(64)	134	(1,037)
Equity income in unconsolidated joint venture	(153)	(118)	(402)	(328)
Other expense (income)	(24)	52	110	79
Income before income taxes	8,392	3,068	23,296	1,585
Income tax expense (benefit)	893	(196)	3,453	(271)
Income from continuing operations, net of income taxes	7,499	3,264	19,843	1,856
Loss from discontinued operations, net of income taxes	-	(16)	-	(142)
Net income	$7,499	$3,248	$19,843	$1,714

Earnings per common share - Basic:
Income from continuing operations, net of income taxes	$0.51	$0.22	$1.36	$0.13
Loss from discontinued operations	-	-	-	(0.01)
Net income - Basic	$0.51	$0.22	$1.36	$0.12

Earnings per common share - Diluted:
Income from continuing operations, net of income taxes	$0.49	$0.22	$1.30	$0.13
Loss from discontinued operations	-	-	-	(0.01)
Net income - Diluted	$0.49	$0.22	$1.30	$0.12

Weighted average shares outstanding - Basic	14,684	14,504	14,609	14,492
Weighted average shares outstanding - Diluted	15,447	14,686	15,222	14,629

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA  23666     •     www.meas-spec.com

MEASUREMENT SPECIALTIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

		(As Adjusted)
	December 31,	March 31,
(Amounts in thousands)	2010	2010

ASSETS

Current assets:
Cash and cash equivalents	$30,716	$23,165
Accounts receivable trade, net of allowance for doubtful accounts of $618 and $464, respectively	37,303	29,689
Inventories, net	53,670	40,774
Deferred income taxes, net	1,609	1,602
Prepaid expenses and other current assets	3,878	3,148
Other receivables	1,237	659
Income taxes receivable	-	1,287
Total current assets	128,413	100,324

Property, plant and equipment, net	48,439	44,437
Goodwill	116,067	99,235
Acquired intangible assets, net	29,358	23,613
Deferred income taxes, net	6,994	6,607
Investment in unconsolidated joint venture	2,410	2,117
Other assets	1,642	939
Total assets	$333,323	$277,272

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA  23666     •     www.meas-spec.com

MEASUREMENT SPECIALTIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

		(As Adjusted)
	December 31,	March 31,
(Amounts in thousands, except share amounts)	2010	2010

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Short-term debt	$5,000	$5,000
Current portion of long-term debt	161	2,295
Current portion of capital lease obligations	80	193
Current portion of promissory notes payable	2,657	2,349
Accounts payable	19,505	17,884
Accrued expenses	5,479	4,719
Accrued compensation	10,777	7,882
Income taxes payable	1,072	-
Deferred income taxes, net	205	182
Other current liabilities	3,089	3,064
Total current liabilities	48,025	43,568

Revolver	56,746	53,547
Long-term debt, net of current portion	20,873	6,488
Capital lease obligations, net of current portion	16	63
Promissory notes payable, net of current portion	2,657	2,349
Deferred income taxes, net	6,828	2,969
Other liabilities	1,335	1,292
Total liabilities	136,480	110,276

Equity:
Serial preferred stock; 221,756 shares authorized; none outstanding	-	-
Common stock, no par; 25,000,000 shares authorized; 14,906,596 and 14,534,431 shares issued and outstanding, respectively	-	-
Additional paid-in capital	92,509	85,338
Retained earnings	92,977	73,134
Accumulated other comprehensive income	11,357	8,524
Total equity	196,843	166,996
Total liabilities and shareholders' equity	$333,323	$277,272

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA  23666     •     www.meas-spec.com

MEASUREMENT SPECIALTIES, INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine months ended December 31,
(Amounts in thousands)	2010	(As Adjusted) 2009
Cash flows from operating activities:
Net income	$19,843	$1,714
Loss from discontinued operations	-	(142)
Income from continuing operations	19,843	1,856

Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	11,226	10,835
Loss (gain) on sale of assets	(3)	71
Non-cash equity based compensation	2,231	2,275
Deferred income taxes	360	619
Equity income in unconsolidated joint venture	(402)	(328)
Unconsolidated joint venture distributions	114	815
Net change in operating assets and liabilities:
Accounts receivable, trade	(5,264)	1,000
Inventories	(10,316)	3,819
Prepaid expenses, other current assets and other receivables	(864)	(164)
Other assets	62	(3)
Accounts payable	451	(175)
Accrued expenses, accrued compensation, other current and other liabilities	3,365	3,139
Income taxes payable and income taxes receivable	1,784	(2,744)
Net cash provided by operating activities	22,587	21,015
Cash flows from investing activities:
Purchases of property and equipment	(6,676)	(3,727)
Proceeds from sale of assets	33	74
Acquisition of business, net of cash acquired	(27,037)	(100)
Net cash used in investing activities	(33,680)	(3,753)
Cash flows from financing activities:
Borrowings from revolver	62,746	-
Borrowings from long-term debt	20,000	-
Repayments of short-term debt, revolver, and capital leases	(59,700)	(8,549)
Repayments of long-term debt	(8,145)	(5,801)
Tax benefit from exercise of stock options	122	-
Payment of deferred financing costs	(1,568)	(832)
Proceeds from exercise of options and employee stock purchase plan	4,818	56
Net cash provided by (used in) financing activities	18,273	(15,126)

Net cash provided by operating activities of discontinued operations	-	141
Net cash provided by discontinued operations	-	141

Net change in cash and cash equivalents	7,180	2,277
Effect of exchange rate changes on cash	371	444
Cash, beginning of year (As Adjusted)	23,165	22,277
Cash, end of period	$30,716	$24,998

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA  23666     •     www.meas-spec.com

Reconciliation of Non-GAAP Financial Measures (Unaudited):

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2010	(As Adjusted) 2009	2010	(As Adjusted) 2009

(In thousands, except percentages)

Income from continuing operations, net of income taxes	$7,499	$3,264	$19,843	$1,856

Add Back:
Interest	753	905	2,395	3,092
Provision for income taxes	893	(196)	3,453	(271)
Depreciation and amortization	4,106	3,630	11,226	10,835
Foreign currency exchange loss (gain)	(63)	(64)	134	(1,037)
Non-cash equity based compensation	974	865	2,231	2,275
ITAR legal fees	14	300	32	458
Adjusted EBITDA	$14,176	$8,704	$39,314	$17,208
As % of Net Sales	19.8%	16.2%	19.9%	11.8%

Free Cash Flow
Net cash provided by operating activities from continuing operations	$9,834	$5,070	$22,587	$21,015
Purchases of property and equipment	(1,932)	(1,443)	(6,676)	(3,727)
Free Cash Flow	$7,902	$3,627	$15,911	$17,288

Regulation G, “Conditions for Use of Non-GAAP Financial Measures,” promulgated under the Securities and Exchange Act of 1934, as amended, defines and prescribes the conditions for use of certain non-GAAP financial information.  We believe that certain of our financial measures which meet the definition of non-GAAP financial measures provide important supplemental information to investors.

The financial information accompanying this press release includes the Company’s earnings before interest, income taxes, depreciation, amortization, foreign currency transaction gains/losses, non-cash equity based compensation and certain legal expenses, or “Adjusted EBITDA” and “Free Cash Flow.”  Adjusted EBITDA and Free Cash Flow are non-GAAP measures that are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from Adjusted EBITDA and Free Cash Flow measures used by other companies.  Adjusted EBITDA is derived by adding interest, taxes, depreciation, amortization, foreign currency transaction gains/losses, non-cash equity based compensation and certain legal expenses to the Company’s net income from continuing operations.  Free Cash Flow is derived by taking net cash provided by operating activities from continuing operations and subtracting capital expenditures (purchases of property and equipment).  The Company believes that Adjusted EBITDA is important to investors because it provides a financial measure that is more representative of the Company’s cash flow (prior to taking into account the effects of changes in working capital and purchases of property and equipment), excluding non-cash expenses and items such as foreign currency transaction gains/losses, income taxes, interest and certain legal expenses, which vary greatly period to period.  Legal expenses relate to the Company’s previously announced investigation into certain export compliance issues.  The Company believes that this measure is important to investors because it more accurately represents the leverage effect of fixed expenses.  The Company believes Free Cash Flow is also important to investors as it provides useful information about the amount of cash generated by the business after the purchase of property, buildings and equipment, which can then be used to, among other things, invest in the Company’s business, make strategic acquisitions and strengthen the balance sheet, and because it is a significant measure used in determining the enterprise value of the Company.  A limitation on the use of Free Cash Flow as a measure of financial performance is that it does not represent the total increase or decrease in the Company’s cash balance for the period or the residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other obligations or payments made for business acquisitions.

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA  23666     •     www.meas-spec.com

These non-GAAP financial measures are used by management in addition to and in conjunction with the results presented in accordance with GAAP.   These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures.  Non-GAAP financial measures provide an additional way of viewing aspects of our operation that, when viewed with our GAAP results and the accompanying reconciliations to the corresponding GAAP financial measures, provide an understanding of certain factors and trends relating to our business.   The Company strongly encourages investors to review our financial statements and publicly filed reports in their entirety and to not rely on any single financial measure.

*****End of Press Release*****

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA  23666     •     www.meas-spec.com